                 EXHIBIT 21 - SUBSIDIARIES OF TYSON FOODS, INC.
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                            Jurisdiction of       Names Under Which
      Name                   Incorporation     Subsidiary Does Business
-----------------           ---------------    ------------------------
Cobb-Vantress, Inc.          Delaware             Cobb-Vantress, Inc.
Cobb Breeding Company Ltd    United Kingdom       Cobb Breeding Company Ltd
Cobb Denmark A/S             Denmark              Cobb Denmark A/S
Cobb France E.U.R.L.         France               Cobb France E.U.R.L.
Culinary Foods, Inc.         Delaware             Culinary Foods, Inc.
Global Employment            Delaware             Global Employment
    Services Inc.                                      Services Inc.
Gorges Foodservice, Inc.     Texas                Gorges Foodservice, Inc.
Henry House, Inc.            Michigan             Henry House, Inc.
JAC Creative Foods,          California           JAC Creative Foods,
    Inc.                                               Inc.
JAC Creative Foods (Canada)  Ontario              JAC Creative Foods,
    Inc.                                               Inc.
JAC Creative Foods of        Delaware             JAC Creative Foods of
    Minnesota, Inc.                                    Minnesota, Inc.
McCarty Farms, Inc.          Mississippi          McCarty Farms, Inc.
McCarty Foods, Inc.          Mississippi          McCarty Foods, Inc.
National Comp Care Inc.      Delaware             National Comp Care Inc.
TyNet Corporation            Delaware             Tynet Corporation
Tyson Breeders, Inc.         Delaware             Tyson Breeders, Inc.
Tyson Enterprise             Alaska               Tyson Enterprise
    Seafood, Inc.                                     Seafood, Inc.
Tyson Enterprise             Alaska               Tyson Enterprise
    Protein, Inc.                                     Protein, Inc.
Tyson Export Sales,          U.S. Virgin Islands  Tyson Export Sales,
    Inc.                                               Inc.
Tyson Farms, Inc.            North Carolina       Tyson Farms, Inc.
Tyson Farms of Texas,        Texas                Tyson Farms of Texas,
    Inc.                                              Inc.
Tyson Foods of Alabama       Alabama              Tyson Foods of Alabama
    Inc.                                              Inc.
Tyson Holding Company        Delaware             Tyson Holding Company
Tyson International          Bermuda              Tyson International
    Company, Ltd.                                     Company, Ltd.
Tyson International          Delaware             Tyson International
    Holding Company                                   Holding Company
Tyson Marketing, Ltd.        Ontario              Tyson Marketing, Ltd.
Tyson Seafood Group, Inc.    Washington           Tyson Seafood Group, Inc.
We Care Workers              Delaware             We Care Workers
    Compensation, Inc.                                Compensation, Inc.
WLR Acquisition Corp.        Delaware             WLR Acquisition Corp.
World Resource, Inc.         Delaware             World Resource, Inc.
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     The Company considers the foregoing to be its primary operating subsidiaries. Certain other subsidiaries which do not meet in the aggregate the definition of a significant subsidiary as defined in Rule 1-02 (v) of Regulation S-X have been excluded from this exhibit.

AAFC Holdings, Ltd.          Yukon corporation
AAFC International, Inc.     U.S. Virgin Islands corporation
Arctic Fisheries             Washington corporation
Off Shore Ventures, Inc.     Washington corporation
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